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                                                                     Exhibit 5.1
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                                 Ropes & Gray

                            One International Place

                       Boston, Massachusetts 02110-2624

                                (617) 951-7000



                                 June 22, 2000


Electric Fuel Corporation
120 Wood Avenue South, Suite 300
Iselin, New Jersey  08830


     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offering and possible future sale by certain holders of 1,161,343 shares (of which 119,161 shares are issuable upon the exercise of options) of Common Stock, $.01 par value (the "Shares"), of Electric Fuel Corporation, a Delaware corporation (the "Company").

     We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of, compliance with, or effect of the law of any jurisdiction other than The Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable (or, in the case of the Shares underlying options, upon the exercise of such options in accordance with the terms of the relevant option grant and upon receipt of payment therefor, such Shares will be duly authorized and validly issued and will be fully paid and nonassessable).

     We understand that this opinion is to be used in connection with the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                               Very truly yours,

                               /s/ Ropes & Gray
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                               Ropes & Gray